UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 12, 2015

BREEDIT CORP.
 (Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168527

Delaware	98-0663823
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (973) 370-3768

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 12, 2015, the Registrant authorized the issuance of a total of 8,156,240 shares of the Registrant's common stock, par value $0.0001 per share (the "Shares") to the following individuals and an entity upon the conversion of certain convertible notes (the "Notes").

Name of Issuee	Amount of Note and Interest	Date of Note	Number of Shares Issued
Amir Uziel	$14,116	October 4, 2013	1,129,306
Lavi Krasney	$14,660	July 2, 2012	1,172,826
Asher David	$29,083	July 30, 2012	2,326,613
Gil Asher Mediouni	$16,619	September 6, 2012	1,329,485
L&L Holding Ltd. (1)	$28,672	December 3, 2013	2,293,733
Total	$103,150	Total	8,251,963

(1) L&L Holdings is controlled by Ruiz Diaz Rolon Rosa, a resident of Argentina.

The Registrant's issuance of the above-referenced Shares, without registration under the Securities Act of 1933, as amended (the "Act"), was in reliance upon the exemptions contained in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") and Section 4(2) of the Act. The issuees were not "U.S. Persons" as that term is defined in Rule 902 of Regulation S and were either "accredited investors" as that term is defined in Rule 501 promulgated by the SEC under Regulation D of the Act or sophisticated persons with sufficient knowledge about the Registrant and the risks associated with restricted securities in general.

The Registrant has been informed that certain of the issuees have had preliminary discussions with Yoel Yogev, CEO and a Director, and Itschak Shrem, a Director, for the purpose of the sale, transfer and assignment of a portion of the Shares they acquired upon the conversion the Notes (the "Contemplated Transaction"). While the discussions are only preliminary and no definitive agreement(s) have been reached with respect to the Contemplated Transaction, in the event that the Contemplated Transaction is, in fact, consummated, Messrs. Yogev and Shrem have confirmed to the Registrant that they will timely file their respective Forms 4 and make any other disclosure required under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BreedIt Corp.

By:	/s/ Yoel Yogev
Name:	Yoel Yogev
Title:	Chief Executive Officer

Date: August 20, 2015